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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                   36-3145972
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(State of Incorporation or Organization)       (IRS Employer Identification no.)

     1585 Broadway, New York, New York                       10036
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  (Address of Principal Executive Offices)                 (Zip Code)


If this Form relates to the registration      If this Form relates to the
of a class of securities pursuant to          registration of a class of
Section 12(b) of the Exchange Act and         securities pursuant to Section
is effective pursuant to General              12(g) of the Exchange Act and
Instruction A.(c), please check the           is effective pursuant to General
following box. [X]                            Instruction A.(d), please check
                                              the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-47576


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
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Medium-Term Notes, Series C, 8% SPARQS     THE AMERICAN STOCK EXCHANGE
due April 15, 2003


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, 8% Stock Participation Accreting Redemption Quarterly-pay Securities due April 15, 2003 (Mandatorily Exchangeable for American Depositary Receipts Representing Ordinary Shares of Nokia Corporation)" (the "Nokia SPARQS"). A description of the Nokia SPARQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated January 24, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Nokia SPARQS contained in the pricing supplement dated October 17, 2001 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Nokia SPARQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1  Proposed form of Global Note evidencing the Nokia SPARQS.




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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        MORGAN STANLEY DEAN WITTER & CO.
                                        (Registrant)


Date: October 18, 2001                  By: /s/ Martin M. Cohen
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                                           Martin M. Cohen
                                           Assistant Secretary and Counsel




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                               INDEX TO EXHIBITS


Exhibit No.                                                             Page No.

4.1  Proposed form of Global Note evidencing the Nokia SPARQS             A-1




                                  Page 4 of 4